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                                                                   EXHIBIT 10.16

                           STOCK REDEMPTION AGREEMENT

      THIS AGREEMENT is entered into on April 8, 2004. Its parties are STRENGTH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Shareholder") and NORTH POINTE HOLDINGS CORPORATION, a Michigan corporation, ("Company").

                                   BACKGROUND

      Shareholder owns 40,000 common shares of the Company's capital stock ("Common Shares") and 20,000 preferred shares ("Preferred Shares"). These are collectively referred to as the "Shares."

      Shareholder and Company are parties to an Investment Agreement dated June 12, 2002 (" Investment Agreement"), which among other things sets certain dates for a proposed redemption of the Shares by Company. Shareholder has informed Company that it desires to sell the Shares back to Company in a redemption transaction in advance of the dates mentioned in the Investment Agreement. After discussions, Company has agreed to redeem the Shares. This document states the parties' mutual agreement.

                                      TERMS

      In consideration of this document's terms, the parties agree as follows:

1. TERMS OF REDEMPTION AND SALE

Shareholder will sell to Company, and Company will redeem from Shareholder, the Shares for the redemption price of $4,480,000 ("Redemption Price") calculated as follows:

Base purchase price                                              $4,800,000
Less amount of interest paid to Shareholder to date                -320,000
TOTAL                                                            $4,480,000

The Redemption Price will be paid in full by August 1, 2004. As Company is currently holding the certificates representing all of the Shares simultaneously with the execution of this Agreement and payment of the Redemption Price by Company, Shareholder will execute and deliver to Company fully signed stock powers assigning the Shares to the Company.

2. SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES

      Shareholder represents and warrants:

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      2.1. Title to Shares. The sale and delivery of the Shares to Company pursuant to this Agreement will vest in Company legal and valid title to the Shares, free and clear of all encumbrances or adverse claims ("Encumbrances") (other than restrictions, if any, on resales of the Shares under applicable securities laws and the By-Laws of the Company, and other restrictions relevant to transfer of shares of stock of the Company).

      2.2. Shareholder's Existence, Etc. Shareholder is a limited partnership formed and in good standing under the laws of the State of Delaware. Shareholder acting though its general partner has the required authority to sign this Agreement and perform its obligations hereunder. Shareholder's execution, delivery and performance of this Agreement has been authorized by all necessary action on Shareholder's part. This Agreement has been properly executed and delivered on behalf of Shareholder by one or more of its general partners. The Agreement constitutes Shareholder's binding obligation, enforceable against Shareholder in accordance with its terms.

      2.3. Consents and Approvals. There is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by the Shareholder of the sale of the Shares pursuant to this Agreement.

      2.4. No Conflicts. Shareholder's execution, delivery and performance of this Agreement and its consummation of the transactions it describes will not conflict with or breach any terms of (i) the Shareholder's Certificate of Limited Partnership, Limited Partnership Agreement or similar chartering or governing document; (ii) any law, ordinance, regulation or rule applicable to Shareholder; (iii) any order, judgment, injunction or other decree by which Shareholder or any of its assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Shareholder is a party or by which it or any of its assets or properties is bound.

      2.5. Evaluation of Transaction. Shareholder proposed this transaction to Company. Shareholder did so having such knowledge or experience in financial and business matters that it is capable evaluating the merits and risks of this redemption.

      2.6. Termination of All Interests. The redemption of Shares will terminate and cancel all of Shareholder's present equity, and any other, interest, and any future right, option, promise, warrant (including the Warrant referred to in this Agreement) to purchase any equity security, common or preferred, in the Company.

      2.7. Acknowledgement. Shareholder acknowledges Company is a dynamic entity continually seeking new markets, new lines of business, acquisitions and other opportunities to increase the size of its markets, revenues, earnings, reserves and capitalization, among others. Although no merger or acquisition is presently under contract, and no further offerings of the Company's securities are currently being conducted, the Company has in the past, and is, and will in the future, examine such possibilities and may very well engage in one or more such



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transactions, if, when, and as soon as, such opportunities arise.

3. COMPANY'S REPRESENTATIONS AND WARRANTIES

      Company represents and warrants:

      3.1. Company's Existence, Etc. Company is a corporation formed and in good standing under the laws of the State of Michigan. Company has the required corporate authority to sign this Agreement and perform its obligations. Company's execution, delivery and performance of this Agreement, and the actions of its officers on Company's behalf, have been authorized by all necessary corporation action on Company's part. This Agreement has been properly executed and delivered on behalf of Company by one or more of its officers. The Agreement constitutes Company's binding obligation, enforceable against Company in accordance with its terms.

      3.2. Consents. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Company of this Agreement or the consummation by Company of the transactions contemplated hereby.

      3.3. No Conflicts. Company's execution, delivery and performance of this Agreement and its consummation of the transactions it describes will not conflict with or breach any terms of (i) the Company's Articles of Incorporation or By-Laws; (ii) any law, ordinance, regulation or rule applicable to Company;
(iii) any order, judgment, injunction or other decree by which Company or any of their respective assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Company is a party or by which it or any of its assets or properties is bound.

4. TERMINATIONS.

      4.1. Investment Agreement. This Agreement's execution and performance will satisfy both parties' obligations under Investment Agreement and all rights under that Agreement are terminated.

      4.2. Warrant. At the same time that the parties entered into the Investment Agreement, Company granted Shareholder a Warrant to Purchase Shares of Common Shares (" Warrant"), which gave Shareholder the right to purchase a number of common shares equal to 4% of (a) all outstanding common shares plus
(b) all shares issued as a result of the exercise of the Warrant. The Warrant is terminated upon this Agreement's execution and performance. When it receives the Redemption Price, Shareholder will deliver to Company its original signed Warrant.

      4.3. Consulting Services Agreement. At the same time that the parties entered into the
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Investment Agreement, the parties entered into a Consulting Services Agreement.
This Agreement's execution and performance will satisfy both parties' obligations under Consulting Services Agreement and all rights under that Agreement are terminated.

5. MISCELLANEOUS

      5.1. Survival. The representations, warranties and agreements contained in this Agreement to be performed or complied with after its execution will survive without limitation as to time. A claim for indemnification by a party against the other under this Article for inaccuracy in a representation or warranty or breach of any of this Agreement's terms must be asserted in writing.

      5.2. Entire Agreement. This Agreement states the parties' entire agreement with respect to its subject matter. No amendment of this Agreement's terms will be binding unless both parties sign it.

      5.3. Successors and Assigns; Third Party Beneficiaries. The parties intend that this Agreement both bind and benefit them. No party may assign its rights and obligations under this Agreement unless the other consents to the assignment in writing. If there is such a permitted assignment, this Agreement will similarly bind and benefit the assignee; provided, however, that no such assignment will relieve a party of its obligations under this Agreement. This Agreement has no third party beneficiaries.

      5.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes are deemed to be an original and all of which shall constitute the same instrument.

      5.5. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

      5.6. No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained in this Agreement. A party's waiver of any term or breach of a term of this Agreement will not waive any other condition or subsequent breach.

      5.7. Expenses. The parties will each pay all their own expenses incurred by it or on its behalf in connection with this Agreement.

      5.8. Notices. Any notice, request, instruction or other document to be given under this Agreement will be in writing and delivered personally or sent by registered or certified mail, postage prepaid.


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         To Shareholder:                Strength Capital Partners, L.P.
                                        555 Old Woodward, Suite 755
                                        Birmingham, MI 48009
                                        Attn: Mark McCammon

         To Company:                    North Pointe Holdings Corporation
                                        28819 Franklin Road
                                        Southfield, MI 48034
                                        Attn: Francis C. Flood

      5.9. Further Assurances. From and after the execution of closing of this Agreement, each party, at the request of the other party and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Company and otherwise enable Company and Shareholder to enjoy the respective benefits contemplated by this Agreement.

      5.10. Governing Law. Michigan law governs this Agreement.

                                        Shareholder:

                                        STRENGTH CAPITAL PARTNERS, L.P.,
                                        a Delaware limited partnership

                                        By: /s/ Mark McCammon
                                            ------------------------------------
                                            Mark McCammon
                                            Managing Partner

                                        Company:

                                        NORTH POINTE HOLDINGS CORPORATION,
                                        a Michigan corporation,

                                        By: /s/ B. Matthew Petcoff
                                            ------------------------------------
                                            B. Matthew Petcoff
                                            Secretary